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                                 Exhibit 23(j)
              Consent of Independent Certified Public Accountants

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                                 Exhibit 23(j)





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 4, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report of AEGON/Transamerica Series Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Certified Public Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
Tampa, Florida
November 27, 2002